UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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ATMI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATMI, INC.
7 COMMERCE DRIVE
DANBURY, CONNECTICUT 06810
(203) 794-1100
April 8, 2011
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of ATMI, Inc., which will be held at our corporate offices located at 6 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. (local time) on Wednesday, May 25, 2011. On the following pages, you will find the formal Notice of Annual Meeting and Proxy Statement.
Whether or not you plan to attend the annual meeting in person, it is important that your shares are represented and voted at the annual meeting. Accordingly, please date, sign and return the enclosed proxy card promptly or vote by one of the other methods described in the proxy statement.
I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

DOUGLAS NEUGOLD Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2011
To Our Stockholders:
The 2011 annual meeting of stockholders of ATMI, Inc. (the “Company”) will be held at the Company’s corporate offices located at 6 Commerce Drive, Danbury, Connecticut on Wednesday, May 25, 2011 at 10:00 a.m. (local time) for the following purposes:
1.	To elect two Class II directors for a term expiring at the annual meeting of stockholders in 2014;
2.	To conduct an advisory vote on the compensation of our named executive officers;
3.	To conduct an advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers;
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only holders of record of our Common Stock (NASDAQ: ATMI) at the close of business on March 29, 2011 are entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.
The Company is again taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet. On or about April 11, 2011, we will be mailing our Notice of Internet Availability of Proxy Materials to our stockholders, which contains instructions for our stockholders’ use of this process, including how to access our 2011 Proxy Statement and 2010 Annual Report to Stockholders and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a paper copy of the 2011 Proxy Statement and 2010 Annual Report to Stockholders.

By order of the Board of Directors,

Ellen T. Harmon Corporate Secretary
Dated: April 8, 2011
Danbury, Connecticut
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 25, 2011 — The Proxy Statement and Annual Report to Stockholders are available at http://www.cstproxy.com/atmi/2011.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE. YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET. IF YOU RECEIVE A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY ALSO MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

ATMI, INC.
7 COMMERCE DRIVE
DANBURY, CONNECTICUT 06810
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2011
This proxy statement is being furnished to the holders of Common Stock (the “Common Stock”) of ATMI, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held at 10:00 a.m. (local time) on May 25, 2011 at the Company’s corporate offices located at 6 Commerce Drive, Danbury, Connecticut, and at any adjournments or postponements thereof.
Under rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record of our Common Stock, we are now furnishing proxy materials, which include this proxy statement, the foregoing Notice of Annual Meeting, and the Company’s 2010 Annual Report to Stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
We are mailing the Notice of Internet Availability of Proxy Materials to stockholders on or about April 11, 2011.
As used in this proxy statement, references to the “Company” include references to ATMI, Inc. and to its predecessor registrant, Advanced Technology Materials, Inc.
ABOUT THE MEETING
What is the purpose of the Annual Meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of Class II directors, an advisory vote on the compensation of our named executive officers, an advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers, the ratification of the Company’s independent registered public accounting firm and any other matters that may properly come before the Annual Meeting. In addition, management will respond to any questions from stockholders.

Who is entitled to vote at the Annual Meeting?
Only holders of record of Common Stock at the close of business on March 29, 2011, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a holder of record of Common Stock on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.
What are the voting rights of the holders of Common Stock?
Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting.
Who can attend the Annual Meeting?
Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.
Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to conduct its business. As of the Record Date, 32,955,844 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 16,477,923 votes will be required to establish a quorum.
Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining whether a quorum is present.
How do I vote?
If you are a stockholder with shares registered in your name, you can vote by one of the following methods:
Via the Internet — to vote by Internet, go to www.cstproxyvote.com and follow the instructions there. The deadline for voting via the Internet is 7:00 p.m. (EDT) on May 24, 2011.
By Telephone — to vote by telephone, dial (866) 894-0537 and follow the instructions. The deadline for voting by telephone is 7:00 p.m. (EDT) on May 24, 2011.
By Mail — Stockholders who receive a paper proxy card may elect to vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.
If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted consistent with the recommendations of our Board as described below and in the Notice of Internet Availability of Proxy Materials.

If your shares are held by a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise (typically referred to as being held in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.
Can I change my vote after I return my proxy card?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 7 Commerce Drive, Danbury, CT 06810, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
What are the Board’s recommendations?
The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:
•	FOR election of the nominated slate of Class II directors (see Proposal No. 1);
•	FOR the advisory resolution approving the compensation of the Company’s named executive officers as described in this Proxy Statement (see Proposal No. 2) ;
•	FOR conducting an annual advisory vote on the compensation of our named executive officers, beginning with the 2011 Annual Meeting (see Proposal No. 3); and
•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (see Proposal No. 4).
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each proposal?
Election of Class II Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Class II directors. A properly submitted proxy voted to “Withhold authority” with respect to the election of one or more Class II directors will not be voted with respect to the nominee for Class II director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required for approval. A properly submitted proxy voted to “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for approval of a particular frequency (which may be every year, two years or three years). A properly submitted proxy voted to “Abstain” with respect to any such matter will not be voted, and will not affect the outcome of the vote.
Ratification of Appointment of Ernst & Young LLP. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required for approval. A properly submitted proxy voted to “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Your broker will have discretionary authority to vote your shares on Proposal No. 4 at the Annual Meeting, which is a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” Proposal No. 4. Your broker will not have discretionary authority to vote your shares with respect to Proposals No. 1, 2 and 3. A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. To the extent your broker submits a broker non-vote with respect to your shares on a proposal, your shares will not be deemed “votes cast” with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to Proposals No. 1, 2, 3 or 4.

STOCK OWNERSHIP
The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date, by: (i) each executive officer of the Company named in the Summary Compensation Table; (ii) each director and nominee for director of the Company; (iii) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; and (iv) all current directors and executive officers of the Company as a group. Except as indicated by footnote, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, other than restricted shares (over which they have sole voting power but no investment power).

	Shares
	Beneficially	Percent
Name and Address of Beneficial Owner (1)	Owned	of Class

FMR LLC (2)	3,453,460	10.16%
82 Devonshire Street Boston, MA 02109

Wells Fargo & Company (3)	2,695,144	7.93%
420 Montgomery Street San Francisco, CA 94104

BlackRock, Inc. (4)	2,468,511	7.26%
40 East 52nd Street New York, NY 10022

Prudential Financial Inc. (5)	2,079,501	6.12%
751 Broad Street Newark, NJ 07102

Douglas A. Neugold (6)	420,515	1.23%

Daniel P. Sharkey (7)	222,931	*

Tod A. Higinbotham (8)	151,924	*

Timothy C. Carlson (9)	127,691	*

Ellen T. Harmon (10)	68,800	*

Eugene G. Banucci, Ph.D (11)	328,297	1.00%

Robert S. Hillas (12)	121,901	*

Stephen H. Mahle (13)	102,936	*

Mark A. Adley (14)	98,576	*

C. Douglas Marsh (15)	88,952	*

Cheryl L. Shavers, Ph.D (16)	38,717	*

George M. Scalise (17)	4,914	*

All current directors and executive officers as a group (16 persons) (18)	1,947,400	5.56%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Except as otherwise noted, the address for all stockholders is c/o ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

(2)
According to a Schedule 13G Amendment No. 3 filed by FMR LLC (“FMR”) on February 14, 2011, FMR has sole voting power with respect to 2,600 shares of Common Stock and sole dispositive power with respect to 3,453,460 shares. The Schedule 13G Amendment No. 3 provides that FMR is a parent holding company.

(3)
According to a Schedule 13G Amendment No. 3 filed by Wells Fargo & Company (“Wells”) on January 20, 2011, Wells has sole voting power with respect to 1,895,184 shares of Common Stock, shared voting power with respect to 850 shares of Common Stock, sole dispositive power with respect to 2,541,654 shares, and shared dispositive power with respect to 5,055 shares. The Schedule 13G Amendment No. 3 provides that Wells is a parent holding company.

(4)
According to a Schedule 13G Amendment No. 1 filed by BlackRock, Inc. (“BlackRock”) on February 2, 2011, BlackRock has sole voting and dispositive power with respect to 2,468,511 shares of Common Stock. The Schedule 13G Amendment No. 1 provides that BlackRock is a parent holding company.

(5)
According to a Schedule 13G filed by Prudential Financial, Inc. (“Prudential”) on February 8, 2011, Prudential has sole voting power with respect to 158,914 shares of Common Stock, shared voting power with respect to 1,730,216 shares, sole dispositive power with respect to 158,914 shares, and shared dispositive power with respect to 1,920,587 shares. The Schedule 13G provides that Prudential is a parent holding company.

(6)	Includes 85,067 restricted stock awards and 277,816 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(7)	Includes 31,699 restricted stock awards and 136,386 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(8)	Includes 41,125 restricted stock awards and 96,234 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(9)	Includes 42,428 restricted stock awards and 69,823 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(10)	Includes 40,632 restricted stock awards and 25,438 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(11)
Includes 7,479 restricted stock awards, 184,106 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 11,461 shares either owned or issuable upon exercise of options within 60 days of the Record Date by Dr. Banucci’s spouse. Dr. Banucci disclaims beneficial ownership of the shares held by his spouse.

(12)
Includes 7,053 restricted stock awards, 42,603 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date, 21,697 Deferred Stock Units (as described below under “Compensation and Other Information Concerning Officers and Directors— Director Compensation—Deferral of Board Retainer and Fees for Committee Service”), which are automatically converted into shares of Common Stock upon a separation from service as a director (“Deferred Stock Units”), and 10,000 shares owned by the Hillas Family Limited Partnership, of which Mr. Hillas disclaims beneficial ownership.

(13)	Includes 7,053 restricted stock awards, 42,603 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 21,409 Deferred Stock Units.

(14)	Includes 7,053 restricted stock awards, 35,520 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 22,093 Deferred Stock Units.

(15)
Includes 7,053 restricted stock awards, 42,603 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date, 16,367 Deferred Stock Units and 8,658 shares in a trust of which Mr. Marsh, or a member of his immediate family, is a beneficiary.

(16)	Includes 7,053 restricted stock awards and 22,323 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(17)	Consists of 4,914 restricted stock awards.

(18)	Includes 375,380 restricted stock awards, 1,035,427 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 81,566 Deferred Stock Units.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of all such forms they file. Based solely on its review of filings with the SEC, copies of such filings received by the Company, or written representations from certain reporting persons, the Company believes that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, complied with Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2010, with the exception of the following late filings for one executive officer and one director, both due to administrative errors: Form 4 for Kathleen G. Mincieli, in relation to a sale of 394 shares of stock to the Company on March 2, 2010 to satisfy tax withholding obligations (filed February 14, 2011); and Form 4 for Mark A. Adley, in relation to the acquisition of 3,550 deferred stock units on February 11, 2010 (filed February 16, 2011).

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors is classified into three classes. The directors serving in Class II have terms expiring at this Annual Meeting. The Board of Directors has nominated two Class II directors currently serving on the Board of Directors, Mark A. Adley and Eugene G. Banucci, for election to serve as Class II directors of the Company for a three-year term expiring at the Company’s annual meeting of stockholders in 2014, and until their successors are duly elected and qualified, or until their earlier resignation, death, or removal. Each of the nominees has indicated a willingness to serve as a director, but if for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his or her stead.
Class II Director Nominees for Terms Expiring in 2014
The following table sets forth information regarding the nominees for re-election as Class II directors:

Name	Age	Position

Mark A. Adley	51	Director
Eugene G. Banucci	67	Director
MARK A. ADLEY has served as a director of the Company since 1991 and lead independent director since May 2004. Since March 2002, Mr. Adley has been a Managing Director of Mergers & Acquisitions at Banc of America Securities LLC (now Bank of America Merrill Lynch), the investment banking subsidiary of Bank of America. From 1996 to 2001, Mr. Adley was a Managing Director at Credit Suisse First Boston Corporation, an investment banking firm. In addition to his extensive knowledge of the Company, Mr. Adley has broad mergers and acquisitions experience and a wide-ranging background in finance and management.
EUGENE G. BANUCCI, Ph.D., a founder of the Company, has served as a director since 1986, and as Chairman of the Board from 1986 through 2010. From 1986 until January 1, 2005, Dr. Banucci served as Chief Executive Officer, and as President from 1986 to April 2000. Since 2006, Dr. Banucci has served on the board of directors of Clean Harbors Corporation, a publicly-traded company in the environmental services business. From 2003 through February 2010, Dr. Banucci served on the board of directors of Zygo Corporation, a publicly-traded company that designs, develops and manufactures optical components and instruments for optics-intensive industries. As a founder of the Company, Dr. Banucci, who holds a Ph.D. in chemistry, has a unique understanding of its products, technologies and markets.
Our Board of Directors recommends that you vote “FOR” the election of the two nominees named above for the terms of office ending in 2014.
Continuing Directors
The following table holds information regarding directors whose terms continue after the Annual Meeting. The terms for directors in Class I expire at the 2013 Annual Meeting of Stockholders and the terms for directors in Class III expire at the 2012 Annual Meeting of Stockholders.

Name	Age	Class	Position

Robert S. Hillas	62	I	Director
George M. Scalise	76	I	Director
Cheryl L. Shavers	57	I	Director
Stephen H. Mahle	65	III	Director
C. Douglas Marsh	65	III	Director
Douglas A. Neugold	52	III	Director

Class I Directors — Terms Expiring in 2013
ROBERT S. HILLAS has served as a director of the Company since 1987. From January 2010 to present, Mr. Hillas has been an independent advisor. From December 2007 through December 2009, Mr. Hillas served as the Chief Financial Officer of Harding, Loevner LLC, an investment adviser, and its predecessor, and HLM Holdings, Inc., its parent. From January 2006 to July 2007, Mr. Hillas served as Senior Advisor at Warburg Pincus, LLC, a private equity firm. From March 2005 to January 2006, Mr. Hillas was a Managing Director of Investment Banking at CIBC World Markets Corp. Mr. Hillas has extensive knowledge of the Company, financial analysis and business development expertise, as well as substantial experience as a director and senior executive of public and private companies in various industries.
GEORGE M. SCALISE has served as a director of the Company since 2010. From 1997 to 2010, Mr. Scalise served as President of the Semiconductor Industry Association (SIA), the premier trade association representing the United States computer chip manufacturing industry on issues of trade, technology, environmental protection, and worker safety and health. Before joining SIA, Mr. Scalise was Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from 1996 to 1997. From 1991 to 1996, he served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from 2000 to 2005, including as Chairman from 2003 to 2005. He also served on President George W. Bush’s Council of Advisors on Science and Technology from 2001 to 2009. Mr. Scalise currently serves as a director of Mindtree Ltd., a global information technology solutions company, as well as Intermolecular, Inc., a company that provides high productivity combinatorial technology products and services for the semiconductor and clean energy sectors, and Cadence Design Systems, Inc., an electronic design automation software and engineering services company. Mr. Scalise has extensive knowledge of the semiconductor industry, as well as substantial experience as a director and senior executive of public companies in various industries.
CHERYL L. SHAVERS, Ph.D. has served as a director of the Company since 2006. Since February 2001, Dr. Shavers has been the Chief Executive Officer of Global Smarts, Inc., a corporate investment and advisory services firm. She is also a director and member of the Technology and Nominating Committees of Rockwell Collins, Inc., a publicly-traded company providing communications and aviation electronics solutions. From 1999 to 2001, Dr. Shavers served as Under Secretary of Commerce for Technology at the U.S. Department of Commerce. Prior to 1999, Dr. Shavers held a variety of senior level positions at Intel Corporation, a designer and manufacturer of integrated circuits, most recently the Director of Emerging Technologies in the Microprocessor Sector Group at Intel Capital. Dr. Shavers holds a Ph.D. in chemistry and has substantial experience in the semiconductor and other technology dependent industries with companies such as Intel, Motorola and Hewlett Packard. She is also a professor at the Leavey School of Business at Santa Clara University.
Class III Directors — Terms Expiring in 2012
STEPHEN H. MAHLE has served as a director of the Company since 1996. Since September 2009, Mr. Mahle has been retired. From August 2007 through September 2009, Mr. Mahle served as Executive Vice President, Healthcare Policy and Regulatory, for Medtronic, Inc., a medical device manufacturer. From May 2004 to August 2007, Mr. Mahle was Executive Vice President of Medtronic and since January 1998, President of its Cardiac Rhythm Disease Management business. From 1998 to 2004, Mr. Mahle served as Senior Vice President of Medtronic. From 1995 to 1997, Mr. Mahle served as President of the Brady Pacing Business, a division of Medtronic, and prior to 1995, as Vice President and General Manager of the Brady Pacing Business. Since 2010, Mr. Mahle has served on the board of directors of EBR Systems, Inc., a privately-held company pursuing novel approaches to cardiac rhythm management. Mr. Mahle has broad experience as a senior executive at high-growth companies, including profit and loss responsibility for a $5 billion business and leadership of an organization of 12,000 employees. He has extensive knowledge of the health care industry, including its regulatory framework, product quality requirements and product development issues, which are relevant to the expansion of the Company’s life sciences business.

C. DOUGLAS MARSH has served as a director of the Company since 2000. Since April 2004, Mr. Marsh has been retired. From July 1998 to April 2004, Mr. Marsh was the Vice President, Business Integration, U.S. Investor Relations of ASML Holding NV, a seller of photolithography equipment to the semiconductor industry. Prior to July 1998, Mr. Marsh served as Vice President, Worldwide Sales and President, U.S. Operations, of ASML Holding NV. Since 2001, Mr. Marsh has also served on the board of directors and on the Audit and Compensation Committees of MEMC Electronic Materials, Inc. (“MEMC”), a publicly-traded company that produces wafers for the semiconductor and solar industries. Mr. Marsh will be retiring from the MEMC board effective April 25, 2011. Mr. Marsh has extensive experience in the semiconductor business, including in the sales, marketing, general management and product development areas.
DOUGLAS A. NEUGOLD has served as Chairman of the Board of the Company since January 1, 2011, as Chief Executive Officer since January 1, 2005, as a Director since August 2003, and as President since May 2000. Mr. Neugold also served as Chief Operating Officer from August 2003 to 2005. Prior to his appointment as President, he served as Executive Vice President of the Materials Division from February 1999, and Vice President of the SDS gas business from January 1998. Prior to joining the Company, Mr. Neugold served in a variety of executive and managerial positions with the Electronic Materials Division of Johnson Matthey Plc, a specialty chemicals company, including Vice President, and later, President, of the Semiconductor Packages business and Director of Asian Operations. Mr. Neugold also serves as the Vice Chairman of Semiconductor Equipment and Materials International (SEMI), the trade association serving the worldwide semiconductor equipment, materials and flat panel display industries, as well as various educational boards. Mr. Neugold has extensive semiconductor industry experience and knowledge, and has been a successful manager and executive in global companies for over twenty years.
PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Recent legislation, known as the Dodd-Frank Wall Street Reform and Consumer Act (the “Dodd-Frank Act”), requires that public companies give their stockholders the opportunity to cast an advisory vote on a proposal (commonly known as a “say-on-pay” proposal) to endorse or not endorse named executive officer compensation. This vote is required at the first annual meeting of stockholders held after January 21, 2011.
As discussed at length in the Compensation Discussion and Analysis beginning on page 17, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. We believe that our executive compensation program is reasonable, competitive and focused on the principle of pay for performance. Target compensation levels are set to be competitive with ATMI’s peer companies. Significant portions of the compensation of our named executive officers are adjusted upward or downward from the initial targets depending upon the achievement of pre-established corporate financial objectives (both annual and long-term) and individual strategic objectives, as assessed at the end of each year. Furthermore, through the design of our long-term incentives, we align the interests of our executives with those of our stockholders and the long-term interests of the Company by awarding long-term incentives to our executives in various forms of equity, all of which have extended vesting periods (ranging from one to five years). We believe that the 2010 compensation of our named executive officers was appropriate and aligned with the Company’s 2010 results.
Accordingly, the Company is seeking stockholder approval of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of ATMI’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the “Compensation Discussion and Analysis” and the related accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders.”
Because this vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.
Our Board of Directors recommends that you vote “FOR” the advisory resolution approving the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act also requires that public companies give their stockholders the opportunity to vote on the frequency of the say-on-pay vote described in Proposal No. 2 above. This vote is required at the first annual meeting of stockholders held after January 21, 2011. As a result, the Company is asking stockholders to indicate whether they would prefer an advisory vote on named executive officer compensation annually, every two years, or every three years. Stockholders also have the option to abstain from voting on this matter.
After careful consideration of the different approaches, our Board of Directors has determined that an annual advisory vote on executive compensation would be the best approach for the Company because it allows stockholders to provide direct input on the Company’s compensation practices every year.
Because this vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering how frequently to conduct an advisory vote on the compensation of the Company’s named executive officers.
Our Board of Directors recommends that you vote for the advisory shareholder vote to approve the compensation of the Company’s named executive officers to occur ANNUALLY (i.e., “1 YEAR”).
PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its internal control over financial reporting for the fiscal year ending December 31, 2011, and has determined that it would be desirable to request that the stockholders ratify such appointment. Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, and has reported on the Company’s consolidated financial statements and its internal control over financial reporting for such year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
While stockholder ratification is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for appointing the Company’s independent registered public accounting firm, the appointment is being submitted for ratification at the Annual Meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee of the Board of Directors will take into consideration in future deliberations.
For information regarding audit and other fees billed by Ernst & Young LLP for services rendered in fiscal years 2010 and 2009, see “Fees of Independent Registered Public Accounting Firm and Report of the Audit Committee—Fees Billed by Independent Registered Public Accounting Firm for Fiscal 2010 and 2009”.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

BOARD OPERATIONS
Current Members of the Board and Each Committee of the Board

Corporate Governance
	Audit	Compensation	and Nominating	Technology
Director	Committee	Committee	Committee	Committee
Mark A. Adley	*		**
Eugene G. Banucci				*
Robert S. Hillas	**	*
Stephen H. Mahle	*	**	*
C. Douglas Marsh		*	*
Douglas A. Neugold
George M. Scalise				*
Cheryl L. Shavers		*		**

*	Member

**	Chair
Independent Directors
The Board of Directors has determined that six of our eight current directors, Messrs. Adley, Hillas, Mahle, Marsh, Scalise and Dr. Shavers, are “independent” directors as defined in the NASDAQ Global Select Market’s listing standards and under the Company’s Corporate Governance Guidelines and Principles, which are available on the Company’s website, www.atmi.com. Dr. Banucci’s employment relationship with the Company terminated in June 2008 and under current NASDAQ rules, he will be deemed to be an independent director in June 2011.
Our independent directors regularly hold meetings in executive session, at which only independent directors are present, including, in most cases, at every regularly scheduled Board meeting (at least five per year). Since May 2004, Mark A. Adley has served as the presiding independent director of the Board of Directors. In this role, Mr. Adley presides over executive sessions of the independent members of the Board of Directors and leads the deliberations of the Board’s independent directors on topics such as CEO succession, nominations to the Board and corporate governance.
Role of Each Committee
The Board of Directors has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Technology Committee.
Audit Committee
The functions and responsibilities of the Audit Committee are described in the written charter available on the Company’s website, www.atmi.com, and are described in more detail below under the heading “Fees of Independent Registered Public Accounting Firm and Report of the Audit Committee—Report of the Audit Committee.” All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the NASDAQ Global Select Market. In addition, the Board has determined that each member of the Audit Committee is financially literate and is considered an “audit committee financial expert” as defined in Regulation S-K as promulgated by the SEC. The Audit Committee met eight times during 2010 and acted once by unanimous written consent, to, among other things, (i) appoint, compensate, retain, and oversee the work of the independent auditor, (ii) review the Company’s annual and quarterly financial results, (iii) approve the Company’s annual audited financial results, (iv) discuss and approve the internal audit plan, (v) review progress with respect to the independent audit of the Company’s financial statements and internal controls over financial reporting, (vi) review the Company’s compliance program, and (vii) review management’s development and execution of the Company’s enterprise risk management processes and the effectiveness of the Company’s internal controls over financial reporting. In addition, the Chair of the Audit Committee conducted numerous informal conferences throughout the year with various members of the executive team and the finance department of the Company.

Compensation Committee
The Compensation Committee is responsible for overseeing the Company’s compensation policies and practices, including compensation of the executive officers and non-employee directors of the Company. The Compensation Committee approves, among other things, annual performance objectives for the Chief Executive Officer and recommends to the Board for approval the compensation of the executive officers, including the Chief Executive Officer, and the Directors. The Compensation Committee receives recommendations from the Chief Executive Officer with respect to base salaries and annual incentive compensation awards for executive officers other than the Chief Executive Officer. The Compensation Committee is also responsible for administering the Company’s 1997, 1998, 2000, 2003 and 2010 stock plans (each a “Stock Plan”, and collectively, the “Stock Plans”), including recommending to the Board for approval the grant of stock options and awards of restricted stock to executive officers under such Plans, and approving the grant of stock options and awards of restricted stock to non-executive employees under such Plans. In accordance with its charter, the Compensation Committee may form, and delegate any of its responsibilities to, a subcommittee comprised solely of one or more of its members. The functions and responsibilities of the Compensation Committee are described in more detail in the written charter available on the Company’s website, www.atmi.com. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the Nasdaq Global Select Market. The Compensation Committee met seven times during 2010 and acted twice by unanimous written consent. In addition, there were numerous informal conferences between the Chair of the Compensation Committee and members of the management team.
The Compensation Committee did not engage a compensation consultant as part of its assessment of the competitiveness of the Company’s 2010 compensation programs for executive officers and non-employee directors, but did rely on an analysis of competitive data and executive compensation recommendations prepared for the Committee by an independent compensation consultant for 2008, as well as various published surveys, data and analyses provided by management to the Committee. See “Compensation and Other Information Concerning Officers and Directors—Compensation Discussion and Analysis—Compensation Program Objectives”.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for:
•	developing and recommending to the Board, and overseeing implementation of, the Company’s corporate governance guidelines and principles;
•	reviewing on a periodic basis the overall effectiveness and appropriateness of the Company’s corporate governance and recommending improvements when necessary;
•
assisting the Board in identifying, screening and reviewing individuals qualified to serve as directors in accordance with criteria approved by the Board and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•
developing and recommending to the Board, and overseeing implementation of, the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; and

•	assisting the Board in disclosing information relating to functions of the Corporate Governance and Nominating Committee as may be required in accordance with federal securities laws.
The functions and responsibilities of the Corporate Governance and Nominating Committee are described in more detail in the written charter available on the Company’s website, www.atmi.com. All of the members of the Corporate Governance and Nominating Committee are independent within the meaning of the listing standards of the NASDAQ Global Select Market. The Corporate Governance and Nominating Committee met five times during 2010 and acted once by unanimous written consent. There were several additional conferences between the Chair of the Corporate Governance and Nominating Committee and members of the management team.

Technology Committee
The Technology Committee is responsible for providing review and oversight on matters relating to technology and innovation, including:
•	significant emerging technology issues and trends that may affect the Company;
•	the Company’s approach to technical innovation; and
•	alignment between strategic commercial objectives and the Company’s technology and product innovation plans.
The functions and responsibilities of the Technology Committee are described in the written charter available on the Company’s website, www.atmi.com. The Technology Committee, which consists of three Directors and receives regular input from the Company’s Chief Executive Officer and Chief Technology Officer, met twice during 2010; in addition, the Chair held regular conference calls with the Chief Technology Officer of the Company.
Process for Nominating Directors
The Corporate Governance and Nominating Committee reviews the skills and experience of potential candidates for election to the Board and recommends nominees to the full Board for approval. Areas of importance to the Board in evaluating candidates are personal and professional integrity, demonstrated ability and judgment, industry and functional expertise and diversity. The Board seeks candidates with experience in the microelectronics and life sciences industries, and/or potential emerging markets; in the area of finance; and in relevant global markets. The Board continually seeks a broad range of views and backgrounds among its directors. The Corporate Governance and Nominating Committee uses a variety of means to identify prospective nominees for the Board, including considering referrals from other Board members, management and other external sources such as retained executive search firms. When considering director candidates, the Corporate Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s other directors, provide a blend of skills and experience that will enhance the Board’s effectiveness. The Corporate Governance and Nominating Committee will also continue to recommend to the Board that it nominate qualified incumbent directors whom the Corporate Governance and Nominating Committee believes will continue to make important contributions to the Board.
Historically, the Company has not been presented with a nominee for director by any of its stockholders. The Corporate Governance and Nominating Committee intends to use the same criteria as described above for evaluating any such nominees. Pursuant to the Company’s Bylaws, the Corporate Governance and Nominating Committee would consider qualified nominees recommended by any stockholder who is a stockholder of record at the time of giving of notice as provided in Section 2.9 of the Company’s Bylaws and who gives timely notice in writing to the Corporate Secretary of the Company at the Company’s principal executive offices pursuant to such Section. To be timely, notice must be delivered not later than the close of business on the sixtieth day, nor earlier than the close of business on the ninetieth day, prior to the first anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than thirty days before, or more than sixty days after, such anniversary date, in which case to be timely, notice must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting and the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must also include as to each person whom a stockholder proposes to nominate for election as a director (i) that information required by the Company’s Bylaws, including the class and number of shares owned (beneficially and of record) by the stockholder; a description of any agreements the stockholder has with affiliates or third parties concerning the director nomination; a description of any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares the stockholder has with respect to the Company’s stock; a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the director nomination; and whether the stockholder intends to conduct a proxy solicitation; and (ii) certain biographical information about each director nominee as specified in the Company’s Bylaws, as well as a questionnaire completed by each director nominee that requires the nominee to disclose any voting commitments the nominee may have with a third person and commit to comply with the Company’s corporate governance standards if elected.

Stockholder Communications with the Board
Stockholders may contact the Board or any of the Company’s directors (including the presiding independent director) by writing to them at ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810, c/o Investor Relations. The Company will forward all stockholder communications directly to the respective Board members to whom such communication is directed.
Code of Conduct
The Company has adopted a business code of conduct for all of our employees and directors, including our principal executive officer, principal financial/accounting officer and other senior financial personnel that complies with applicable SEC and NASDAQ requirements. A copy of our business code of conduct is available on our website at www.atmi.com. In addition, any person may receive a copy of the code, free of charge, by making a request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810. We intend to post on our website material changes to, or waivers from, our business code of conduct, if any, within four business days of any such event.
Board Attendance at the Annual Meeting
In accordance with the Company’s Corporate Governance Guidelines and Principles, available on our website at www.atmi.com, all directors are expected to attend the Company’s Annual Meeting of Stockholders absent unusual circumstances. All directors who served on the Board immediately following the last Annual Meeting were in attendance.
Frequency of and Attendance at Board Meetings During Fiscal 2010
The Board of Directors held nine meetings during 2010. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all Committees of the Board on which such director served.
Board Leadership Structure and Role in Risk Oversight
Our board leadership structure is currently composed of a combined Chairman of the Board of Directors and Chief Executive Officer, an independent lead director, and an independent chair of each committee of the Board. Mr. Neugold assumed the role of Chairman from Dr. Banucci on January 1, 2011. The role of Chairman had been separate from the principal executive officer position from 2005 through 2010, as the executive leadership of the Company transitioned from Dr. Banucci to Mr. Neugold. By serving as both Chairman and Chief Executive Officer, Mr. Neugold is able to better ensure alignment between senior management and the Board of Directors, and provide a unified voice for the Company. The Company’s lead independent director, Mr. Adley, chairs the Corporate Governance and Nominating Committee, serves on the Audit Committee, participates in the development of Board meeting agendas, leads the independent director sessions of the Board, and coordinates the composition of the Board committees. The Board regularly reviews the Company’s structure in order to ensure that the Company’s best interests are being served.
The Board of Directors reviews management’s development and execution of the Company’s enterprise risk management processes, and the Audit Committee reviews management’s identification and assessment of significant risks and the plans put in place to mitigate them. The Internal Audit function of the Company facilitates the Company’s risk assessment and mitigation processes, and reports regularly to the executive management team, the Audit Committee and to the full Board of Directors on these activities.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS
Executive Officers
The following section sets forth certain information with respect to the Company’s executive officers, other than biographical information for Douglas A. Neugold, for whom such information is set forth under Class III directors, above:

Name	Age	Position

Douglas A. Neugold	52	President and Chief Executive Officer
Timothy C. Carlson	45	Executive Vice President, Chief Financial Officer and Treasurer
Ellen T. Harmon	56	Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Tod A. Higinbotham	46	Executive Vice President, General Manager, Microelectronics
Daniel P. Sharkey	54	Executive Vice President, Business Development
Lawrence H. Dubois	56	Senior Vice President and Chief Technology Officer
Paul J. Hohlstein	60	Senior Vice President, Supply Chain and Operations
Kathleen G. Mincieli	56	Senior Vice President, Human Resources
Mario Philips	41	Senior Vice President and General Manager, LifeSciences
TIMOTHY C. CARLSON has served as Executive Vice President, Chief Financial Officer and Treasurer since September 2007. Prior to that, Mr. Carlson served as Senior Vice President and General Manager, Packaging, from March 2007 to September 2007. Previously, he was Senior Vice President, Business Development from 2005 to March 2007. Mr. Carlson joined ATMI as Vice President and Corporate Controller in 2000. Before joining ATMI, Mr. Carlson was with Campbell Soup Company, a global manufacturer of soup, beverage, confectionery and prepared food products, most recently as Finance Director for Campbell Australia and for Pepperidge Farm.
ELLEN T. HARMON has served as Executive Vice President, Chief Legal Officer and Secretary since joining ATMI in January 2008, and as Chief Compliance Officer since December 2008. Prior to joining ATMI, Ms. Harmon was Vice President, General Counsel and Corporate Secretary at WHX Corporation, a diversified manufacturing company engaged in electronic and engineered materials, specialty fasteners and tubing, since February 2006, and prior to that was Senior Vice President, General Counsel and Corporate Secretary at The Robert Allen Group, Inc., a design and distribution company from January 2004 to February 2006. Previously, Ms. Harmon served as Vice President, General Counsel and Corporate Secretary of Metallurg, Inc., an international producer and supplier of specialty metals and chemicals from January 1999 to June 2002. In each of these positions, she had responsibility for all legal and compliance matters on a global basis. She held a number of positions with Sequa Corporation from 1988 through 1998, including Senior Associate General Counsel and Corporate Secretary.
TOD A. HIGINBOTHAM has served as Executive Vice President, General Manager, Microelectronics since March 2010. Prior to that, Mr. Higinbotham served as Executive Vice President, Process Solutions, from September 2007 to March 2010. Mr. Higinbotham served as Senior Vice President, General Manager, Materials, from October 2004 through September 2007. Mr. Higinbotham joined ATMI in 1999 as Vice President of Sales and Marketing for the Epitaxial Services division. In February 2001, the Material Lifecycle Solutions division was formed and Mr. Higinbotham served as Vice President, Sales and Service, later adding the duties of Vice President of Marketing in September 2003. Prior to joining ATMI, Mr. Higinbotham served as Director of Sales and Marketing for the specialty silicon business unit of Komatsu, Ltd., a manufacturer of construction and mining equipment, industrial machinery and vehicles and electronics products. Mr. Higinbotham also served as a consultant, leading business system reengineering projects, for several high tech companies.

DANIEL P. SHARKEY has served as Executive Vice President, Business Development, since September 2007. Prior to that, Mr. Sharkey served as Chief Financial Officer from 1990 to September 2007, as Treasurer from 1993 to September 2007, as Executive Vice President since 2005, and as Vice President from 1993 to 2005. Mr. Sharkey also served as Secretary from January 2004 through May 2004, and as Acting Secretary from September 2007 through January 2008. Prior to 1990, Mr. Sharkey served as Vice President of Finance and Administration for Adage, Inc., a manufacturer of high-performance computer graphics terminals, Corporate Controller for CGX Corporation, and as an Audit Supervisor for KPMG, a firm that provides audit, tax and advisory services.
LAWRENCE H. DUBOIS, Ph.D. has served as Senior Vice President and Chief Technology Officer since joining the Company in September 2007. Prior to joining ATMI, Dr. Dubois was Corporate Vice President and head of the Physical Sciences Division at SRI International from 2000 through September 2007, where he led a multidisciplinary team of over 200 scientists and engineers focusing on the development and commercialization of advanced materials and coatings, micro- and nano- fabrication technologies, power sources, medical diagnostics, molecular and optical physics, and environmentally benign processing. Prior to that, Dr. Dubois served as Director, Defense Sciences Office, at the Defense Advanced Research Project Agency (U.S. Department of Defense). He is a member of the Defense Sciences Research Council and a member of the Board of Directors of Sylvan Source.
PAUL J. HOHLSTEIN has served as Senior Vice President, Supply Chain and Operations, since September 2007. Mr. Hohlstein joined ATMI in 2005, and served as Vice President of Supply Chain and Operations, Materials, until September 2007. Prior to joining ATMI, Mr. Hohlstein was Vice President and General Manager at Pemstar, Inc., a global electronics manufacturing service provider, from 2004 through 2005. Prior to that, Mr. Hohlstein served as Vice President, Operations of the Etch Product Group at Applied Materials, Inc., a semiconductor equipment and materials provider, and also as Vice President, Global Materials and Supply Chain Management, where he was responsible for overall operations and global account management, from 2000 through 2003.
KATHLEEN G. MINCIELI has served as Senior Vice President, Human Resources, since January 2010. Ms. Mincieli joined ATMI in January 2002, and served as Human Resources Manager for recruiting and performance management until January 2003. From January 2003 to November 2008, Ms. Mincieli was Senior Director of Human Resources. She then served as Vice President, Human Resources from November 2008 to January 2010. Prior to joining ATMI, Ms. Mincieli served as Director of Human Resources for USCO Logistics Services, a division of Kuehne and Nagel, one of the world’s leading logistics companies.
MARIO PHILIPS has served as Senior Vice President and General Manager, LifeSciences, since March 2010. Mr. Philips joined ATMI in November 1999 as part of ATMI’s acquisition of MST Analytics, Inc, serving as European Sales Manager for ATMI Analytical Systems. From October 2000 to August 2003, Mr. Philips was Global Sales and Marketing Manager for ATMI Packaging, and from August 2003 to August 2004, he was General Manager of the ATMI Packaging solids packaging business. From August 2004 to March 2010, Mr. Philips served as the General Manager of ATMI LifeSciences.
Compensation Discussion and Analysis
The Compensation Committee of the Board (the “Committee”) and management believe that the Company’s compensation programs allow the Company to attract, retain and motivate top talent that will create long-term shareholder value. Some of the compensation practices used by the Company to appropriately balance incentives include the use of a combination of financial and non-financial objectives as well as company-wide and individual objectives, awards that are based on multi-year performance and that include long vesting periods, and a mix of cash and equity awards, as detailed below. These practices are designed to reward annual and sustained performance.
The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “Named Executive Officers”). The Committee reviews and makes recommendations to the Board for the compensation of our executive officers, including the Named Executive Officers, consisting of base salary, annual incentive awards, and long-term equity incentive compensation consisting of stock option grants and restricted stock awards, as well as any other proposed form of compensation. The Committee’s recommendations are generally subject to final approval of the Board of Directors.

Compensation Program Objectives
Our executive compensation program is designed to achieve the Company’s goal of attracting, engaging and retaining leaders who can achieve financial and strategic growth objectives that maximize long-term shareholder value. Compensation levels are initially targeted to be competitive within the Company’s Peer Group (see below), and are adjusted and finalized based on the achievement of a number of Company and relevant individual objectives.
Since the Committee was making no significant changes to the structure of Company’s executive compensation program with respect to 2010, the Committee decided to forego engaging a compensation consultant to develop a new analysis of competitive data and executive compensation recommendations. The independent compensation consultant engaged by the Committee in 2008 produced such material, and consistent with 2009 it was decided that an update by the same consultant was not warranted or required. However, as part of its compensation deliberations, the Committee did consider the data from the 2008 independent compensation consultant’s study, together with: publicly available benchmarking data compiled by management with respect to executive compensation at a designated set of peer companies (the “Peer Group”), and their respective reported peer group companies; discussions with members of senior management with regard to compensation practices generally; and a variety of other information available through published surveys, articles, seminars and reports, in order to create a broad market perspective. The Peer Group, which was selected based on industry, revenue and market capitalization similarity, consists of the following companies identified in 2008 by the independent compensation consultant:
Advanced Energy Industries, Inc., Axcelis Technologies, Inc., Brooks Automation, Inc., Cabot Microelectronics Corporation, Cymer, Inc., Entegris, Inc., FEI Company, FormFactor, Inc., LTX-Credence Corporation, Mattson Technology, Inc., MKS Instruments, Inc., Photronics, Inc. and Veeco Instruments Inc.
The Committee considers relevant market pay practices in setting executive compensation to enhance the Company’s ability to attract and retain talented individuals that will help ensure our long-term success in a highly competitive industry. Our executive compensation plan, as previously recommended by the Committee’s compensation consultant, consists of three key elements: base salary, annual cash incentives and long-term equity incentives. The Chief Executive Officer attends many of the Committee’s meetings and makes recommendations regarding compensation packages for other executive officers. He does not attend the portions of those meetings at which his own compensation, strategic goals or performance are under consideration.
The Committee’s overall objective is to set compensation levels and targets for executive officers that are competitive with the Peer Group. To ensure that the Company is attracting top talent and to reinforce the Committee’s philosophy of rewarding excellent performance, the Committee has provided for the three components of compensation noted above, each of which is described more fully below. Base salary levels, annual incentive compensation awards and long-term equity incentive awards vary based on an individual’s job responsibilities, experience, performance and Company financial results. The Committee and the Board set financial targets for the Company, the achievement of which is the primary determinant of annual incentive compensation levels, as well as, to a lesser extent, individual strategic objectives, which include such goals as implementation of key strategic initiatives, commercialization of new product solutions, execution of business process efficiencies, development of leadership throughout the Company, entry into new markets and areas of evolving technologies, integration of continuous improvement processes, realization of cost savings initiatives and strengthening of our “customer first” focus with an emphasis on key customer accounts. The Board strongly encourages each executive officer to maintain a meaningful equity stake in the Company, which is made possible through the retention of a significant portion of stock upon exercise of options and vesting of restricted stock.

The Elements of the Company’s Total Compensation Program
Base Salary
The Company’s base salary program recognizes an individual’s job responsibilities, management experience and actual performance, as well as the Company’s financial performance, and supports the Committee’s general philosophy of paying base salaries that are competitive with the salaries paid to executives in comparable positions within the Peer Group. For the executive officers other than the Chief Executive Officer, changes in base salary are proposed to the Committee by the Chief Executive Officer based on his evaluation of each individual’s performance for the year, as well as target pay relative to the Peer Group and the Company’s overall salary budget guidelines. The Chief Executive Officer’s recommendations are reviewed and adjusted as deemed appropriate by the Committee, subject to final approval of the Board, in December of each year; if approved, such changes become effective the following January. The Committee considers the same elements described above in determining adjustments to the Chief Executive Officer’s base salary.
After applying these criteria in December 2009, with a particular emphasis on the Company’s financial performance and the executive team’s individual contributions throughout the difficult economic environment of 2009, and the fact that the executive officers (including the Named Executive Officers) had not received any increase in base salaries for the last two years, the Board approved increases in base salaries for the executive officers (including the Named Executive Officers) that ranged from 1% to 3.2% for 2010.
Base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that the executive is a covered employee under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), and such executive’s aggregate compensation subject to Section 162(m) exceeds $1 million. Generally, Named Executive Officers from year to year are considered “covered employees” under the Tax Code. No employee of the Company received base salary in excess of $1 million in 2010.
Annual Incentive Compensation Awards
The Company’s annual incentive compensation awards program is intended to motivate executives to achieve Company results that exceed pre-established financial targets and Peer Group performance. Under the plan, annual awards are approved in December, subject to completion of the annual audit, and paid in the first quarter of the following year. Awards are based on the achievement of pre-established financial objectives and individual strategic objectives for the current fiscal year. Award targets are set as a percentage of base salary, with reference to similar awards and total cash compensation at Peer Group companies.
Financial objectives for the Company and individual strategic objectives for executive officers are approved annually in advance based upon operating plans approved by the Board of Directors. The plan provides for 75% of the award to be based on attainment of financial objectives (both revenue and operating income weighted components) and 25% to be based on attainment of individual strategic objectives. For any given fiscal year, proposed payouts to executive officers may range from 0% to 200% of award targets on a sliding scale (with 0% for threshold (or below) performance, 100% for target performance and 200% for stretch performance). Individual strategic objectives, potential and actual award amounts for the Chief Executive Officer are recommended solely by the Committee and approved by the Board of Directors. Recommendations for awards for the other executive officers are made by the Chief Executive Officer to the Committee, which in turn considers those recommendations and subsequently determines the award amounts that are presented for approval to the Board of Directors. The Committee retains discretion, in light of the Company’s and the individual’s performance, to take into account extraordinary factors in determining the granting of awards to meet overall compensation objectives.

For 2010, the Company financial objectives and the results achieved are displayed in the following table:

					Resulting
	Weighting				Payout as % of
Metric	(%)	Target	Result		Target
Operating Income	50	$36,000,000	$43,073,000	*	150% of Target
Revenue	25	$335,300,000	$367,200,000	*	190% of Target
Revenue from Certain Key Products	25	$40,900,000	$31,036,000		27% of Target
Weighted Result					129.5% of Target

*	Excludes the impact of the Company’s November 2, 2010 acquisition of Artelis SA
The individual strategic objectives of the Named Executive Officers for 2010, and achievement against such objectives, were as follows:
D. Neugold, Chairman, CEO and President: drive new product revenues; establish collaboration agreements with customers; consummate strategic mergers and acquisitions; and develop improvements to various Board of Director activities. Based on Mr. Neugold’s achievement against his individual performance objectives and the Company’s achievement against its financial objectives, his annual incentive was awarded at 97% of target.
T. Carlson, EVP, CFO and Treasurer: drive new product revenues through business case modeling and variance analytics; drive Company-wide cost reduction initiatives; and implement continuous improvement initiatives with respect to various internal processes, including management business reviews, enterprise resource management and global planning and analysis. Based on Mr. Carlson’s achievement against his individual performance objectives and the Company’s achievement against its financial objectives, his annual incentive was awarded at 105% of target.
T. Higinbotham, EVP, GM Microelectronics: drive new product revenues; and establish collaboration agreements with multiple key customers. Based on Mr. Higinbotham’s achievement against his individual performance objectives and the Company’s achievement against its financial objectives, his annual incentive was awarded at 84% of target.
D. Sharkey, EVP, Business Development: consummate strategic mergers and acquisitions; drive strategic collaborations; and improve the Company’s strategic planning program. Based on Mr. Sharkey’s achievement against his individual performance objectives and the Company’s achievement against its financial objectives, his annual incentive was awarded at 106% of target.
E. Harmon, EVP, Chief Legal Officer, Chief Compliance Officer and Secretary: develop improvements to compliance and compliance-related training programs, intellectual property protection strategies and processes, contract processes, and Board of Director activities. Based on Ms. Harmon’s achievement against her individual performance objectives and the Company’s achievement against its financial objectives, her annual incentive was awarded at 109% of the target.

Under our annual incentive plan, target incentive opportunities are expressed as a percentage of base salary, which percentage is determined by the Committee, based on position, market pay levels and our overall compensation philosophy, which is based on the principle of pay-for-performance. The following table sets forth the 2010 target annual incentive opportunities for our named executive officers, and the actual awards paid based on achievement against both financial and individual strategic objectives:

	2010 Target Award	2010 Target Award	2010 Actual Award	Award As % of
	(% of base salary)	($)	($)	Target
Neugold	90%	$459,000	$443,000	97%
Carlson	55%	$170,000	$178,200	105%
Higinbotham	55%	$177,000	$149,600	84%
Sharkey	55%	$170,000	$179,500	106%
Harmon	50%	$148,000	$161,200	109%
The Committee believes that incentive awards paid to the Named Executive Officers for fiscal year 2010 served the intent of the plan in appropriately rewarding Company financial performance and individual accomplishment. Fiscal year 2010 awards were paid in cash in February 2011 following completion of the annual audit.
The Company intends that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Tax Code, provided that other compensation objectives are met. Incentive awards paid to executive officers under the annual incentive plan generally are deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Tax Code.
Base salary and cash payments under the annual incentive compensation program are the only elements of compensation that are used in determining the amount of contributions by employees, and the Company on behalf of employees, permitted under the Company’s 401(k) savings plan.
Long-term Incentives
The overall objective of the compensation program is to maximize long-term stockholder value by enabling the Company to attract and retain top talent and by aligning management’s interests with the interests of the Company’s stockholders. Long-term equity incentive (“LTI”) grants to executive officers are based on job responsibilities and potential for individual contribution to attainment of Company strategic goals, with reference to the levels of total direct compensation (total cash compensation plus the value of LTI awards) of executives within the Peer Group. The Committee regularly reviews the total equity awards and holdings of all executive officers, as well as the structure and elements of the LTI program to ensure that it is meeting its objective. As described above, in general, the Company targets grant values (estimated economic value as of the date of grant), including grants to the Chief Executive Officer, to be competitive with the Peer Group, with an opportunity to achieve higher or lower value through performance-based vesting criteria tied to the level of actual performance attained.
LTI grants to executive officers for 2010 were spread among non-qualified stock option grants (50%), time-based restricted stock awards (25%) and performance-based restricted stock awards (25%). Stock options employ four year ratable vesting and expire on the tenth anniversary of the grant date. Restricted stock awards that include only a time-based vesting component (“RSAs”) vest 50% on the third anniversary of the grant date, and 25% on each of the fourth and fifth anniversaries of the grant date. Restricted stock awards that include a performance-based vesting component as well as a time-based vesting component (“PRSAs”) are measured, and the total number of shares earned is determined, approximately one year after the grant date (based on Company performance relative to agreed targets and objectives) and once earned, they are also subject to time-based vesting, ratably over four years from the grant date.

LTI awards are made pursuant to the terms of the Company’s 2003 and 2010 Stock Plans, which have been approved by stockholders. The number of stock options granted is determined based upon the Black-Scholes-Merton valuation model for a 10-year-term option on the grant date. The number of restricted stock awards is determined based on the fair market value of the Company’s Common Stock on the grant date.
Stock Options
Stock options provide for financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. Under the Company’s 2003 and 2010 Stock Plans, the exercise price of any non-qualified options (options that do not qualify as “incentive stock options” under Section 422 of the Tax Code) granted pursuant to the Stock Plans may not be less than the fair market value of the Company’s Common Stock on the grant date. Fair market value has been consistently determined as the last reported sale price of the Company’s Common Stock on the NASDAQ Global Select Market on the grant date or the immediately preceding business day if the grant date is not a business day. While the Company is allowed to grant “incentive stock options,” as defined under the Tax Code, the Company generally only makes grants of non-qualified stock options.
The Company may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Stock options granted to employees, including the Named Executive Officers, vest ratably over a period of four years following the grant date, and, in each case, expire on the tenth anniversary of the grant date. Generally, upon an employee’s termination of employment, unvested options expire immediately and vested options expire ninety days thereafter. Grants are generally recommended by the Committee and all grants are subject to final approval by the Board. The Company’s practice is to grant options to executive officers in early February of each year, following the release of the Company’s fourth quarter earnings. In addition, grants are made at other times, in limited cases, for new hires, upon promotion or for other special recognition.
2010 Stock Option Grants
Option grants are made to executive officers, including the Named Executive Officers, on an annual basis. In 2010, annual grants of options described in the Table “Grants of Plan-Based Awards” were made to the Named Executive Officers effective February 11, 2010, following the Committee and Board meetings held in January and February 2010. There were no changes implemented by the Committee to the structure of the stock options awarded to the executive officers with respect to 2010.
Restricted Stock Awards
Restricted stock awards provide for financial gain derived from the value of the stock, including the potential appreciation in the stock price, from the date that the award is granted. Pursuant to the Company’s 2003 and 2010 Stock Plans, restrictions on transferability of such shares may lapse based upon the passage of time and/or the achievement of specified performance goals. Under most circumstances, if at the time an individual’s employment with the Company is terminated, he or she holds shares of restricted stock pursuant to a restricted stock award, such “unvested” shares (that is, where the restrictions on transferability have not yet lapsed) are forfeited by the employee. Employees may satisfy tax withholding obligations triggered upon vesting of restricted stock by making an irrevocable election prior to the relevant vesting date to withhold shares of such stock with a fair market value equal to the minimum tax withholding obligation.
Restricted stock awards made to executive officers, including the Named Executive Officers, are split between PRSAs and RSAs. The PRSAs include a performance-based component as well as a time-based vesting component, as described in more detail below. Inclusion of this performance-based component aligns senior management with the Company’s achievement of longer-term financial objectives that enhance stockholder value. Further, it affords executive officers the opportunity to earn higher awards for outstanding performance and reduced awards for less than planned financial performance.

Actual awards of restricted stock are established based on comparison to Peer Group data. PRSAs are granted at a theoretical maximum amount based on a “stretch” metric equal to 200% of target performance. PRSAs can be earned based upon the Company’s achievement of the annual operating income growth target established by the Board of Directors prior to the grant date. The actual number of PRSAs earned will range from 0% to 200% of the grant value, 200% being the “theoretical maximum” number of PRSAs that can be earned (i.e., achievement of target performance with respect to any given year would result in cancellation of half of the initially awarded PRSAs). The amount of the grant earned for “threshold” performance will be 0, 100% for “target” performance, and 200% for “stretch” performance, which represents a significantly greater degree of difficulty over “target” performance and is dependent upon the Company’s ability to deliver growth well in excess of industry levels. In addition, any PRSAs so earned are subject to time-based, ratable vesting over a period of four years following the grant date, with the first time-based vesting date equal to the date the Board determines the amount actually earned, following completion of the fiscal year annual audit, and the second, third and fourth time-based vesting dates equal to the respective anniversary of the grant date.
The Company generally grants restricted stock awards in early February of each year for executive officers and in early March for other employees of the Company, except in limited cases and with respect to new hires, upon promotion or for other special recognition. In the case of new hires, promotions or other special recognition, awards are proposed by management subject to approval by the Committee.
2010 Restricted Stock Awards
Restricted stock awards are made to executive officers, including the Named Executive Officers, on an annual basis. In 2010, restricted stock awards (described in the Table “Grants of Plan-Based Awards”) were made by the Board to the Named Executive Officers, effective February 11, 2010, following deliberations of the Committee and Board. PRSAs were awarded in February 2010 at a theoretical maximum amount based on a “stretch” metric equal to 200% of target performance, subject to forfeiture based upon the 2010 audited financial results of the Company. The following table illustrates how the 2010 restricted stock awards granted to the Named Executive Officers were determined:

						Performance
						RSAs That
					Performance	Would Vest @
					RSAs Awarded	Target
		LTI Components			@ Stretch (200%	Performance
	LTI Targets	25% RSAs	25% PRSAs	50% NQSOs(1)	of Target) (2)	(100%)

Neugold	$1,060,000	$265,000	$265,000	$530,000	31,361	15,681
Carlson	$510,000	$127,500	$127,500	$255,000	15,089	7,545
Higinbotham	$500,000	$125,000	$125,000	$250,000	14,793	7,397
Sharkey	$395,000	$98,750	$98,750	$197,500	11,686	5,843
Harmon	$395,000	$98,750	$98,750	$197,500	11,686	5,843

(1)
The number of stock options granted is determined based upon the Black-Scholes-Merton valuation model for a 10-year-term option on the grant date, which results in fewer options than if we had used the expected term required by applicable accounting rules for expense determination purposes.

(2)	Based on ATMI stock price at February 11, 2010 ($16.90)
For example, Mr. Neugold was awarded 31,361 PRSAs based on the potential of earning a theoretical maximum number of awards if stretch financial performance was achieved by the Company. At target performance, 15,681 PRSAs, equivalent to $265,000 of potential long-term incentive compensation, would be earned, subject to time-based vesting and 15,680 PRSAs would be forfeited. This amount represents one-quarter of the $1,060,000, since 25% of target long-term incentives are composed of PRSAs, with the remainder being RSAs and non-qualified stock options (NQSOs).

For 2010, the Committee recommended, and the Board approved, an operating income target (excluding the effects of mergers and acquisitions) of $43,506,000 for the purpose of determining the amount of PRSAs that would be earned. Actual fiscal year 2010 operating income, excluding the effect of the Artelis SA acquisition, was $43,073,000. The following table sets forth the number of PRSAs that would vest at target performance, the number of PRSAs actually earned by the Named Executive Officers, and the number of PRSAs forfeited:

	PRSAs That Would Vest
	@ Target Performance	PRSAs Earned	PRSAs Forfeited
Neugold	15,681	14,702	16,659
Carlson	7,545	7,073	8,016
Higinbotham	7,397	6,934	7,859
Sharkey	5,843	5,478	6,208
Harmon	5,843	5,478	6,208
Benefits
The Company’s executive officers, including the Named Executive Officers, participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable the Company to attract and retain its employees in a competitive marketplace. The Company’s qualified 401(k) savings plan allows employees to contribute up to 50 percent of their cash compensation, up to the contribution limit imposed by the Tax Code—$16,500 up to 49 years of age and $22,000 with respect to employees 50 years and older for 2010—on a pre-tax basis. The Company provides a 100 percent match on the first 3 percent of employee contributions and a 50 percent match on the next 2 percent of employee contributions for a maximum matching contribution of 4 percent of compensation up to the Tax Code limit of $9,800 in 2010, which vests immediately. Participants choose to invest their account balances from an array of investment options offered in the plan. Participants do not have an option to invest contributions in stock of the Company. Loans—and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability—are permitted.
The Company has no pension plans or supplemental retirement plans.
Executive Team Membership Payment
As described in the Summary Compensation Table, the Company provides an annual cash payment to executive officers, including the Named Executive Officers, for serving on the Company’s executive team, in lieu of any perquisite payments. The amount of the payment is $37,500 for the Chief Executive Officer, and $15,000 for each of the other executive officers, payable in January of each year.
Termination Payments
The Named Executive Officers who do not have employment agreements (see below under “Individual Employment Agreements”) are eligible to receive a payment upon termination of employment (for reasons other than individual performance), which payment may take into consideration the employee’s years of service and position, and in some cases, executive outplacement services. Although not obligated to do so, the Company may authorize additional payments in some circumstances at the Company’s discretion, as it deems necessary and advisable, as a result of negotiations with executives, especially where the Company desires the inclusion of particular additional terms, including nondisparagement, non-compete and non-solicitation provisions, in individual termination agreements. The Company may benefit further by requiring the inclusion of a general release in the termination agreement.

Individual Employment Agreements
The Company entered into employment agreements with Douglas A. Neugold, Daniel P. Sharkey and Timothy C. Carlson, effective January 1, 2005, and with Ellen T. Harmon on January 14, 2008. Pursuant to the agreements, Mr. Neugold acts as President and Chief Executive Officer of the Company, Mr. Sharkey acts as Executive Vice President, Business Development, Mr. Carlson acts as Executive Vice President, Chief Financial Officer and Treasurer, and Ms. Harmon acts as Executive Vice President, Chief Legal Officer and Secretary, in each case for certain annual base salaries. Salaries are subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance and market practice, at the discretion of the Committee and the Board. Each of these employees is also eligible to receive additional compensation, including annual cash awards of performance-based incentive compensation at a level commensurate with his or her roles and responsibilities within the Company and grants of LTI awards, in each case at the discretion of the Committee and the Board.
In each case, the employment agreements were for an initial term of two years, after which employment continues at will, subject to the continuation of certain terms and conditions of the agreements. Each of the employment agreements expires on the earliest to occur of the (i) death of the employee, (ii) termination of the agreement by the Company because of the incapacity of the employee, (iii) termination of the agreement by the Company with or without “cause” (as defined in such agreements), or (iv) termination of the agreement by the employee. Under the terms of the agreements, if the Company terminates the employee without cause, or if the employee terminates the agreement for “good reason” (as defined in such agreements), the Company will pay the employee (or his estate) his annual base salary then in effect for a period of 24 months after termination in the case of Mr. Neugold and for a period of 12 months after termination in the case of Messrs. Sharkey and Carlson and Ms. Harmon. In addition, the employee would be entitled to incentive compensation under any bonus plan then in effect (at the “target” level) and acceleration of vesting of LTI awards (at the “target” level for PRSAs). The Company will also provide the employee during such period with medical, dental, life and disability insurance benefits on the same basis the Company would have provided the benefits during such period had he or she continued to be an employee of the Company. Under the agreements, upon termination of employment, each employee would be required to provide a release to the Company and will be subject to certain non-competition and non-solicitation restrictions (for two years in the case of Mr. Neugold, and one year for Messrs. Sharkey and Carlson and Ms. Harmon). These amounts are quantified in the table below.
“Cause” is generally defined under the agreements as illegal or wrongful conduct that is materially injurious to the Company, willful misconduct or gross neglect in the performance of his or her duties, or failure to adhere to Company policies. “Good Reason,” is generally defined (in accordance with Section 409A of the Tax Code) under the agreements as any non-consensual material reduction in the executive’s position, duties or authority; material reduction in base salary; material breach of the Company’s obligations; specified relocations; and failure of the Company to have any successor to all or substantially all of the business and properties of the Company assume all of the liabilities and obligations of the Company under the agreements (and, in each case, such situation is not cured by the Company during any applicable cure period).
Change in control. In order to retain executives and provide continuity of management in the event of an actual or threatened “change in control”, each employment agreement also provides that under certain circumstances, a termination following a “change in control” of the Company (including resignation by the employee for “good reason”) would result in the acceleration of vesting LTI awards (at the “target” level for PRSAs) granted to them; provided that in the case of restricted stock awards, to the extent that the vesting of all or some of such awards is not permitted under the relevant Stock Plan, in lieu thereof, the Company will pay the employee an amount in cash equal to the fair market value of those restricted stock awards that do not vest, as of the date of such termination of employment following such “change in control.” “Change in control” is defined under these agreements generally as (i) acquisition by any person or group of 25% or more of the outstanding Common Stock of the Company, (ii) certain business combinations, or (iii) the incumbent members of the Board ceasing to constitute at least a majority of the Board. In addition, the employees would be entitled to target bonuses under any bonus plans then in effect as if fully earned. Benefits payable under the agreements upon a “change in control” may subject the employee to an excise tax as “excess parachute payments” under Section 280G of the Tax Code. The Company (or its successor) will be obligated to reimburse the employee for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax, which in turn will trigger further reimbursement by the Company. The Company will not be allowed to take a deduction for federal income tax purposes for the excess parachute payments.

The table below was prepared assuming that the employment of each Named Executive Officer with an employment agreement terminated on December 31, 2010, using the share price of the Company’s Common Stock as of that day. The amounts provided in the table below also assume that each such Named Executive Officer elected continuation of medical and/or dental insurance benefits for the duration of the period of time permitted by the respective agreement.
Termination Payment and Benefit Estimates upon “Change in Control”
or Termination without “Cause” or for “Good Reason”
December 31, 2010

Named Executive		Accelerated		Parachute Tax	COBRA
Officer and	Aggregate	Vesting: Stock	Accelerated	Gross-Up	Continuation
Principal Position	Severance Pay	Options	Vesting: RSAs	Payment	Reimbursement	Total ($)
Douglas A. Neugold, Chairman, Chief Executive Officer and President	$1,479,000	$411,528	$1,338,453	$—	$36,362	$3,265,342
Timothy C. Carlson, Executive Vice President, Chief Financial Officer and Treasurer	$479,000	$197,998	$664,879	$—	$18,156	$1,360,033
Daniel P. Sharkey, Executive Vice President, Business Development	$479,000	$153,356	$512,199	$—	$18,156	$1,162,711
Ellen T. Harmon, Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	$444,000	$153,356	$709,286	$—	$18,156	$1,324,798
Compensation Committee Report
The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for 2010 and the Company’s 2011 proxy statement.
Stephen H. Mahle, Chair
Robert S. Hillas
C. Douglas Marsh
Cheryl Shavers

Risk Assessment of the Compensation Programs
We have assessed the risks associated with our compensation programs, policies and practices, and have determined that the risks arising from them are not reasonably likely to have a material adverse effect on the Company. In making this determination, the various elements of our compensation programs, policies and practices were considered, including: the design of our compensation programs across the various functional and geographic mix of our employee base; the mix of base salary, annual cash bonuses and equity incentives; the balance between short-term and long-term compensation incentives in our programs; the balance between options and stock awards in our equity incentive program, along with the use of four and five-year vesting periods; the use of both financial and non-financial performance measures for purposes of determining incentive awards; the significant use of financial performance measures that are readily measurable and verifiable, are regularly reviewed, and are consistent with performance measures that are publicly reported; and the use of performance measures that relate to our overall business as opposed to a particular part of our business.
Summary of Compensation of Executive Officers
The following table reflects the compensation of the Named Executive Officers for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 paid (base salary and other compensation), accrued (non-equity incentive compensation) or awarded (LTI awards) during the year. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked in descending order by their total 2010 compensation in the table below.
SUMMARY COMPENSATION TABLE
FOR FISCAL YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

					Non-Equity
			Stock		Incentive Plan	All Other
Name and			Awards	Option Awards	Compensation	Compensation
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($) (5)
Douglas A. Neugold,	2010	$510,000	$264,992	$453,226	$443,000	$81,443	$1,752,661
Chairman,	2009	$494,000	$211,999	$353,691	$115,000	$69,249	$1,243,939
Chief Executive Officer	2008	$494,000	$—	$413,369	$90,000	$65,949	$1,063,318
and President

Timothy C. Carlson,	2010	$309,000	$127,494	$218,062	$178,200	$25,712	$858,468
Executive Vice President,	2009	$300,000	$102,005	$170,171	$70,000	$21,742	$663,918
Chief Financial Officer	2008	$300,000	$—	$198,880	$60,000	$23,788	$582,668
and Treasurer

Tod A. Higinbotham,	2010	$322,000	$124,992	$213,785	$149,600	$25,622	$836,599
Executive Vice President,	2009	$316,000	$100,002	$166,835	$55,000	$23,809	$661,646
GM Microelectronics	2008	$316,000	$—	$218,388	$35,000	$23,949	$593,337

Daniel P. Sharkey,	2010	$309,000	$98,747	$168,891	$179,500	$27,632	$783,770
Executive Vice President,	2009	$303,000	$78,995	$131,801	$45,000	$24,756	$583,552
Business Development	2008	$303,000	$—	$154,037	$27,000	$24,548	$508,585

Ellen T. Harmon,	2010	$296,000	$98,747	$168,891	$161,200	$25,673	$750,511
Executive Vice President,	2009	$290,000	$148,095	$131,801	$55,000	$17,129	$642,025
Chief Legal Officer,	2008	$256,539	$—	$188,250	$50,000	$20,034	$514,823
Chief Compliance Officer and Secretary

(1)
The amounts in this column reflect the total of the restricted stock awards (PRSAs and RSAs). If the Company were to declare a dividend on its Common Stock, with respect to any restricted stock awards not vested at the time of payment, such dividend would be deposited with the Company or a custodian designated by the Company and held in respect of such restricted stock awards for the benefit of the holder until restrictions on the shares lapse. The Company has never paid dividends on shares of its Common Stock.

The grant date fair value of PRSAs awarded in 2010, 2009, and 2008 was zero based on the probable outcome of the performance conditions as assessed at that time, calculated in accordance with applicable accounting guidance. The number of PRSAs actually earned in 2010 by the Named Executive Officers was: 14,702 ($248,464) for Mr. Neugold; 7,073 ($119,534) for Mr. Carlson; 6,934 ($117,185) for Mr. Higinbotham; and 5,478 ($92,578) for each of Mr. Sharkey and Ms. Harmon. In 2010, the maximum amount that could have been earned based on stretch performance was: 31,361 ($530,000) for Mr. Neugold; 15,089 ($255,000) for Mr. Carlson; 14,793 ($250,000) for Mr. Higinbotham; and 11,686 ($197,500) for each of Mr. Sharkey and Ms. Harmon. All PRSAs awarded for 2009 and 2008 were forfeited based on Company performance.

The grant date fair value of RSAs, calculated in accordance with applicable accounting guidance, awarded on February 11, 2010 and February 11, 2009, is based upon the last reported sale price of our common stock on the NASDAQ Global Select Market on February 11, 2010 ($16.90) and February 11, 2009 ($13.82), respectively.

(2)
Option grants were awarded by the Compensation Committee on February 11, 2010, February 11, 2009, and January 2, 2008, respectively, and are valued above at their grant date fair value computed in accordance with applicable accounting guidance using Black-Scholes-Merton option pricing assumptions. The assumptions used for purposes of calculating the Black-Scholes-Merton value of these options were as follows: expected life (7.4 years for 2010; 7.2 years for 2009; 6.7 years for 2008); expected volatility (44.0% for 2010; 41.4% for 2009; 36.0% for 2008); risk-free rate of return (3.0% in 2010; 2.2% in 2009; 3.6% in 2008); and dividend yield (0% in all three years), which resulted in a value of approximately $8.64 per option share in 2010, $6.44 per option share in 2009 and $13.68 per option share in 2008. Such option grants vest ratably over a four-year period on each anniversary date following the date of grant, expire on the tenth anniversary of the grant date and have an exercise price equal to the fair market value of the Common Stock at the close of business on February 11, 2010 ($16.90); February 11, 2009 ($13.82); and January 2, 2008 ($31.29). The number of options granted on February 11, 2010, that are reflected in the table, were as follows: 52,447 to Mr. Neugold; 25,234 to Mr. Carlson; 24,739 to Mr. Higinbotham; and 19,544 to each of Mr. Sharkey and Ms. Harmon.

(3)	These amounts represent incentive compensation awards paid related to the achievement of certain financial and strategic objectives for fiscal years 2010, 2009 and 2008.

(4)
These amounts include an executive team membership payment, dues and fees for a club membership and an associated tax reimbursement, and matching contributions from the Company’s 401(K) plan, and certain taxable relocation expenses.

For fiscal year 2010, the total amounts for each category are set forth below.

(5)	The amounts in this column do not reflect the value of PRSAs actually earned with respect to 2010. The PRSAs earned for 2010 are set forth in footnote 1 above.

ALL OTHER COMPENSATION 2010

		Executive
		Team					Life &
Name and		Membership	Tax	Dues &	Spousal	401(k)	LTD
Principal Position	Year	Payment	Reimbursements	Fees	Travel	Match	Insurance	Other	Total ($)
Douglas A. Neugold, Chairman, Chief Executive Officer and President	2010	$37,500	$11,250	$16,578	$5,758	$9,800	$—	$557	$81,443
Timothy C. Carlson, Executive Vice President, Chief Financial Officer and Treasurer	2010	$15,000	$255	$—	$—	$9,800	$—	$657	$25,712
Tod A. Higinbotham, Executive Vice President, GM Microelectronics	2010	$15,000	$252	$—	$—	$9,800	$—	$570	$25,622
Daniel P. Sharkey, Executive Vice President, Business Development	2010	$15,000	$652	$—	$863	$9,800	$760	$557	$27,632
Ellen T. Harmon, Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	2010	$15,000	$316	$—	$—	$9,800	$—	$557	$25,673

Grants of Plan-Based Awards
The following table provides certain information in connection with the value of awards for fiscal year 2010 under the annual incentive and LTI compensation programs. Actual amounts earned for 2010 with respect to annual incentive awards appear in the Summary Compensation Table above under Non-Equity Incentive Plan Compensation. The following table also provides information on the grant date fair value of stock options and restricted stock awards during 2010 to the Named Executive Officers. There can be no assurance that the grant date fair value of restricted stock awards and option awards will ever be realized. All restricted stock awards were granted from the 2003 Stock Plan and all stock options were granted from the 2000 and 2003 Stock Plans.
GRANTS OF PLAN-BASED AWARDS

					All Other			Grant
					Stock			Date
					Awards:			Fair
					Number	Numbers		Value of
					of	of	Exercise or	Stock
					Shares of	Securities	Base Price	and
		Estimated Possible Payouts Under Non-Equity			Restricted	Underlying	of Option	Option
	Grant	Incentive Plan Awards (1)			Stock	Options (#)	Awards	Awards
Name	Date	Threshold ($)	Target ($)	Maximum ($)	(#)(2)	(3)	($/sh)	(4)
Douglas A. Neugold		0	$459,000	$918,000
	2/11/2010				31,361			$0
	2/11/2010				15,680			$264,992
	2/11/2010					52,447	$16.90	$453,226

Timothy C. Carlson		0	$169,950	$339,900
	2/11/2010				15,089			$0
	2/11/2010				7,544			$127,494
	2/11/2010					25,234	$16.90	$218,062

Tod A. Higinbotham		0	$177,100	$354,200
	2/11/2010				14,793			$0
	2/11/2010				7,396			$124,992
	2/11/2010					24,739	$16.90	$213,785

Daniel P. Sharkey		0	$169,950	$339,900
	2/11/2010				11,686			$0
	2/11/2010				5,843			$98,747
	2/11/2010					19,544	$16.90	$168,891

Ellen T. Harmon		0	$148,000	$296,000
	2/11/2010				11,686			$0
	2/11/2010				5,843			$98,747
	2/11/2010					19,544	$16.90	$168,891

(1)
Actual cash awards for fiscal year 2010 (paid in February 2011) under the annual incentive compensation program are included in the Summary Compensation Table for the fiscal year ended December 31, 2010, under “Non-Equity Incentive Plan Compensation.” Such awards were subject to performance-based conditions. For further explanation, see “Compensation and Other Information Concerning Officers and Directors—Compensation Discussion and Analysis—The Elements of the Company’s Total Compensation Program—Annual Incentive Compensation Awards.”

(2)
Amounts shown above represent the number of shares of restricted stock awarded and the maximum number of PRSAs that could have been earned. See footnote 1 to the Summary Compensation Table above for further discussion of the 2010 PRSAs actually earned.

(3)	Options granted vest ratably on each anniversary date over the four-year period following the grant date and expire on the tenth anniversary of the grant date.

(4)
Stock options granted on February 11, 2010 had a per option value of $8.64 (calculated in accordance with applicable accounting guidance). The grant date fair value of PRSAs awarded in 2010 was zero based on the probable outcome of the performance conditions, calculated in accordance with applicable accounting guidance.

Outstanding Equity Awards at Fiscal Year-End
The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards (RSAs and PRSAs) held by the Company’s Named Executive Officers as of December 31, 2010.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Stock Options					Restricted Stock Awards (1)
	Number of	Number of			Option
	Securities	Securities			Expiration	Number of Shares		Market Value of
	Underlying	Underlying		Option	Date	or Units of		Restricted Stock
	Unexercised	Unexercised		Exercise	(10 years	Restricted Stock		Awards That
	Options (#)	Options (#)		Price	from grant	Awards That Have		Have Not Vested
Name	Exercisable	Unexercisable		($)	date)	Not Vested (#)		($)

Douglas A. Neugold	40,000		—	$23.85	1/1/2012
	60,000		—	$18.52	1/1/2013
	29,169		—	$23.40	1/2/2014
	30,000		—	$21.87	1/3/2015
	22,738		—	$28.86	1/3/2016
	24,507	(2)	8,169	$30.53	1/2/2017
	15,108	(3)	15,109	$31.29	1/2/2018
	13,730	(5)	41,191	$13.82	2/11/2019
	—	(6)	52,447	$16.90	2/11/2020
						(7)	4,332	$86,380
						(8)	413	$8,235
						(11)	15,340	$305,880
						(12)	31,361	$625,338
						(13)	15,680	$312,659

Totals	235,252		116,916				67,126	$1,338,492

Timothy C. Carlson	5,000		—	$18.52	1/1/2013
	7,500		—	$23.40	1/2/2014
	10,098		—	$21.87	1/3/2015
	9,095		—	$28.86	1/3/2016
	5,780	(2)	1,927	$30.53	1/2/2017
	7,269	(3)	7,269	$31.29	1/2/2018
	6,606	(5)	19,818	$13.82	2/11/2019
	—	(6)	25,234	$16.90	2/11/2020
						(7)	1,733	$34,556
						(8)	98	$1,954
						(9)	1,500	$29,910
						(11)	7,381	$147,177
						(12)	15,089	$300,875
						(13)	7,544	$150,427

Totals	51,348		54,248				33,345	$664,899

	Stock Options					Restricted Stock Awards (1)
	Number of	Number of			Option
	Securities	Securities			Expiration	Number of Shares		Market Value of
	Underlying	Underlying		Option	Date	or Units of		Restricted Stock
	Unexercised	Unexercised		Exercise	(10 years	Restricted Stock		Awards That
	Options (#)	Options (#)		Price	from grant	Awards That Have		Have Not Vested
Name	Exercisable	Unexercisable		($)	date)	Not Vested (#)		($)
Tod A. Higinbotham	8,500		—	$23.85	1/1/2012
	6,000		—	$18.80	2/28/2013
	12,500		—	$23.40	1/2/2014
	14,426		—	$21.87	1/3/2015
	11,369		—	$28.86	1/3/2016
	9,247	(2)	3,083	$30.53	1/2/2017
	7,982	(3)	7,982	$31.29	1/2/2018
	6,476	(5)	19,430	$13.82	2/11/2019
	—	(6)	24,739	$16.90	2/11/2020
						(7)	2,166	$43,190
						(8)	155	$3,091
						(9)	1,000	$19,940
						(11)	7,236	$144,286
						(12)	14,793	$294,972
						(13)	7,396	$147,476

Totals	76,500		55,234				32,746	$652,955

Daniel P. Sharkey	20,000		—	$23.85	1/1/2012
	30,000		—	$18.52	1/1/2013
	19,446		—	$23.40	1/2/2014
	19,042		—	$21.87	1/3/2015
	12,005		—	$28.86	1/3/2016
	9,247	(2)	3,083	$30.53	1/2/2017
	5,630	(3)	5,630	$31.29	1/2/2018
	5,116	(5)	15,350	$13.82	2/11/2019
	—	(6)	19,544	$16.90	2/11/2020
						(7)	2,287	$45,603
						(8)	155	$3,091
						(11)	5,716	$113,977
						(12)	11,686	$233,019
						(13)	5,843	$116,509

Totals	120,486		43,607				25,687	$512,199

Ellen T. Harmon	6,880	(4)	6,881	$27.30	1/28/2018
	5,116	(5)	15,350	$13.82	2/11/2019
	—	(6)	19,544	$16.90	2/11/2020
						(10)	7,326	$146,080
						(11)	5,716	$113,977
						(11)	5,000	$99,700
						(12)	11,686	$233,019
						(13)	5,843	$116,509

Totals	11,996		41,775				35,571	$709,285

(1)
If the Company were to declare a dividend on its Common Stock with respect to any restricted stock awards not vested at the time of payment, such dividend would be deposited with the Company or a custodian designated by the Company and held in respect of such awards for the benefit of the holder until the restrictions on such shares lapse. The Company has never paid dividends on shares of its Common Stock. The market value of shares that have not vested is based upon the last reported sale price of the stock on the NASDAQ Global Select Market on December 31, 2010 ($19.94).

(2)	Options granted on January 2, 2007, are exercisable in 25% annual increments beginning January 2, 2008.

(3)	Options granted on January 2, 2008, are exercisable in 25% annual increments beginning January 2, 2009.

(4)	Options granted on January 28, 2008, are exercisable in 25% annual increments beginning January 28, 2009.

(5)	Options granted on February 11, 2009, are exercisable in 25% annual increments beginning February 11, 2010.

(6)	Options granted on February 11, 2010, are exercisable in 25% annual increments beginning February 11, 2011.

(7)	Restrictions on awards granted January 3, 2006, lapse 50% on January 3, 2009, and 25% on each of January 3, 2010 and January 3, 2011.

(8)
Represents unvested portion of PRSAs earned (granted on January 2, 2007) as a result of the Company’s actual operating income performance. These awards are subject to further time-based, ratable vesting over a remaining period of one year. Restrictions on these awards lapse on January 2, 2011.

(9)	Restrictions on awards granted November 6, 2007, lapse 50% on November 6, 2010, and 25% on each of November 6, 2011 and November 6, 2012.

(10)	Restrictions on awards granted January 28, 2008, lapse 50% on January 28, 2011, and 25% on each of January 28, 2012 and January 28, 2013.

(11)	Restrictions on awards granted February 11, 2009, lapse 50% on February 11, 2012, and 25% on each of February 11, 2013 and February 11, 2014.

(12)
On February 1, 2011, the Board declared that the following PRSAs were earned as a result of the Company’s financial performance: 14,702 to Mr. Neugold; 7,073 to Mr. Carlson; 6,934 to Mr. Higinbotham; and 5,478 to each of Mr. Sharkey and Ms. Harmon.

(13)	Restrictions on awards granted February 11, 2010, lapse 50% on February 11, 2013, and 25% on each of February 11, 2014 and February 11, 2015.

Option Exercises and RSAs / PRSAs Vested
The table below shows the number of shares of the Company’s Common Stock acquired during 2010 upon the exercise of stock options by Named Executive Officers and the vesting of RSAs and PRSAs held by such Named Executive Officers during 2010.
OPTION EXERCISES AND RSAs / PRSAs VESTED

	Stock Options		RSAs
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting	on Vesting ($)
Douglas A. Neugold	—	$—	22,243	$422,839
Timothy C. Carlson	—	$—	5,271	$100,127
Tod A. Higinbotham	25,000	$57,378	6,095	$115,816
Daniel P. Sharkey	25,000	$20,442	6,104	$116,037
Ellen T. Harmon	—	$—	—	$—
Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2010. All outstanding awards relate to our Common Stock. For additional information about our equity compensation plans, see Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a)) (1)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,931,564	$21.87	3,669,566

Equity compensation plans not approved by security holders	0	0	0

Total	1,931,564	$21.87	3,669,566

(1)
The number of securities remaining available for future issuance under each of the Company’s 2003 and 2010 Stock Plans is 412,438; and 3,000,000, respectively. The number of securities remaining available for future issuance under the Company’s 1998 Employee Stock Purchase Plan, which allows eligible employees of the Company an opportunity to purchase Common Stock of the Company through accumulated payroll deductions, is 257,128. The Company’s 2003 and 2010 Stock Plans provide for the grant of incentive stock options, non-qualified options, stock appreciation rights, or restricted stock.

Director Compensation
Components of Non-Employee Director Compensation
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. Non-employee director compensation is determined by the Board based on Company performance as well as recommendations developed by the Compensation Committee after reviewing overall compensation practices of the Peer Group and other relevant comparable companies. The key elements of non-employee director compensation are a retainer, committee service and chair fees and equity-based grants. It is the Board’s practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of the Company’s directors and its stockholders.
No director who is an employee of the Company is compensated for services as a member of the Board of Directors. Each of the Company’s directors who is not an employee of the Company receives the following compensation (payable in the first quarter of the calendar year for which the fees are due), which is payable in “deferred stock units” or cash (except for the equity compensation):
•	An annual retainer of $40,000.

•	An annual fee to each member of the Audit Committee and to its Chair of $10,000 and $15,000, respectively.

•	An annual fee to each member of the Compensation Committee and to its Chair of $5,000 and $10,000, respectively.

•	An annual fee to each member of the Corporate Governance and Nominating Committee and to its Chair of $7,500 and $15,000, respectively.

•	An annual fee to each member of the Technology Committee and to its Chair of $5,000 and $10,000, respectively.

•
Annual equity compensation with a value of approximately $125,000 divided equally between non-qualified stock option grants (using a Black-Scholes-Merton valuation model for a 10-year option) and RSAs. Such options vest on the first anniversary of the date of grant, expire on the tenth anniversary of the grant date and have an exercise price equal to the last reported sale price of our Common Stock on the NASDAQ Global Select Market on the grant date. Restrictions on RSAs granted to non-employee directors lapse on a straight-line basis on each anniversary of the award date over a three-year period.

Fiscal 2010 Compensation
The following table reflects compensation for each member of the Board (with the exception of Mr. Neugold, Chairman, Chief Executive Officer and President, whose aggregate compensation is described above together with the Company’s other Named Executive Officers; Mr. Neugold does not receive any compensation for his service on the Board) for the fiscal year ended December 31, 2010.

	Fees Earned
	or	Stock		All Other
	Paid in Cash	Awards	Stock Options	Compensation
Name	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Mark A. Adley (5)	$60,000	$62,500	$53,438	$—	$175,938
Eugene G. Banucci, Ph.D. (6)	$60,000	$62,500	$53,438	$—	$175,938
Robert S. Hillas (7)	$60,000	$62,500	$53,438	$—	$175,938
Stephen H. Mahle (8)	$62,500	$62,500	$53,438	$—	$178,438
C. Douglas Marsh (9)	$52,500	$62,500	$53,438	$—	$168,438
George M. Scalise (10)	$15,000	$20,835	$18,306	$—	$54,141
Cheryl L. Shavers, Ph.D. (11)	$55,000	$62,500	$53,438	$—	$170,938
Frederick C. Flynn (12)	$55,000	$62,500	$53,438	$—	$170,938

(1)
Messrs. Adley, Hillas, and Mahle elected to defer receipt of annual retainers and fees for Board and Committee service for 2010 into “deferred stock accounts” (see below under “Deferral of Retainer and Fees for Committee Service”). Dr. Banucci, Dr. Shavers and Mr. Scalise elected to receive such annual retainer and fees in cash. Mr. Marsh elected to defer receipt of 50% of his annual retainers and fees into a “deferred stock account” and receive 50% of such annual retainer and fees in cash.

(2)
These amounts reflect the aggregate grant date fair value of stock awards granted on February 11, 2010, calculated in accordance with applicable accounting guidance for Messrs. Adley, Hillas, Mahle, Marsh, Dr. Banucci and Dr. Shavers. For Mr. Scalise, the amount reflects the aggregate grant date fair value of the stock award granted on September 8, 2010, calculated in accordance with applicable accounting guidance. The grant date fair value of RSAs granted on February 11, 2010 and September 8, 2010 was $16.90 and $13.60 per share, respectively. Because Messrs. Adley, Hillas, Mahle and Marsh and Dr. Banucci are retirement eligible under the 2003 Stock Plan, the compensation expense associated with their 2010 awards is being recognized over a one-year period, which represents the minimum period they must serve as a director following the grant date of the award in order to trigger the retirement provision, rather than the award’s three-year vesting period. There can be no assurance that these amounts will ever be realized.

(3)
These amounts reflect the aggregate grant date fair value of stock options granted on February 11, 2010 (for all directors other than Mr. Scalise) and September 8, 2010 (for Mr. Scalise), calculated in accordance with applicable accounting guidance, using the expected term. The fair value as of the grant date for options is recognized on a straight-line basis over the number of months of service required for the grant to become non-forfeitable. The grant date fair value of options granted on February 11, 2010 and September 8, 2010 was $8.64 and $6.79 per share, respectively. There can be no assurance that these amounts will ever be realized.

(4)	Included certain personal benefits; the amounts are de minimis and below the disclosable threshold.

(5)
Mr. Adley is Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee. Mr. Adley also serves as the lead independent director of the Board of Directors. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Mr. Adley was 6,756 and 35,520, respectively.

(6)
Dr. Banucci was Chairman of the Board in 2010, and is a member of the Technology Committee. In his capacity as Chairman, Dr. Banucci received a $15,000 annual fee in 2010, consistent with the Company’s practice when the Chairman is not a member of management. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Dr. Banucci was 6,536 and 184,106, respectively.

(7)
Mr. Hillas is the Chair of the Audit Committee and a member of the Compensation Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Mr. Hillas was 6,756 and 42,603, respectively.

(8)
Mr. Mahle is the Chair of the Compensation Committee and a member of the Audit Committee, Technology Committee, and Corporate Governance and Nominating Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Mr. Mahle was 6,756 and 42,603, respectively.

(9)
Mr. Marsh is a member of the Compensation Committee and of the Corporate Governance and Nominating Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Mr. Marsh was 6,756 and 42,603, respectively.

(10)
Mr. Scalise joined the Board of Directors in September 2010, and is a member of the Technology Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Mr. Scalise was 1,532 and 2,696, respectively.

(11)
Dr. Shavers is Chair of the Technology Committee and a member of the Compensation Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Dr. Shavers was 6,756 and 22,323, respectively.

(12)
Mr. Flynn was a member of the Board of Directors until May 2010. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2010 held by Mr. Flynn was 6,756 and 22,920, respectively.

Deferral of Board Retainer and Fees for Committee Service
Non-employee directors may elect to defer receipt of the annual Board retainer and fees for Committee service, if any, at the beginning of the year into individual “deferred stock accounts,” pursuant to the Company’s Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2003 Stock Plan and Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2010 Stock Plan (the “Program”). Such accounts are established at the time of deferral and are equivalent to deferred stock units of the Company’s Common Stock valued at the closing price of such Common Stock at the time of deferral. The deferred stock units are converted into shares of the Company’s Common Stock upon a non-employee director’s separation from service as a director of the Company and in certain very limited circumstances where the Compensation Committee, in its sole discretion, makes a finding that continued deferral would result in severe financial hardship as a result of an “unforeseeable emergency” under Section 409A of the Tax Code. No such finding has been made to date by the Compensation Committee under the Program.
Change in Control
There are no “change in control” agreements in place for non-employee directors. However, pursuant to the forms of option grant and RSA agreements for non-employee directors effective for grants and awards made after January 1, 2005, in the event that any non-employee director’s service is terminated in connection with a “change in control” of the Company, all such options and RSAs held by non-employee directors that are not vested shall be immediately accelerated as of the effective date of such termination; provided that in the case of RSAs, to the extent that the vesting of all or some of such unvested RSA is not permitted under the relevant Stock Plan, in lieu thereof, the Company shall become obligated to pay such directors an amount in cash equal to the fair market value of those RSAs that do not vest as of the date of such termination following a “change in control.” Assuming a termination upon a “change in control” on December 31, 2010, the non-employee directors would receive a cash payment related to such RSAs of $128,414, $128,414, $128,414, $128,414, $67,437, $124,027 and $128,414 in the case of Messrs. Adley, Hillas, Mahle, Marsh, Scalise, Dr. Banucci and Dr. Shavers, respectively. In any case, pursuant to the terms of the relevant Stock Plan and relevant grant and award agreements, the Board of Directors of the Company (or a successor) would be prohibited from terminating or amending any Stock Plan of the Company or any grant of benefits under such Stock Plan in a way that would adversely affect any rights under benefits already granted without the consent of the holders of such benefits (including any director).

Vesting of RSAs and Stock Options upon Death, Disability, or Retirement
In the event that a non-employee director’s service as a director of the Company otherwise terminates by reason of such director’s death, disability, or retirement, the form of RSA agreement in effect as of January 1, 2005 and thereafter for non-employee directors provides that any unvested RSAs shall not be forfeited, but shall continue to vest in accordance with the original vesting schedule. Under most circumstances, with respect to unvested stock options, in the event that a non-employee director’s service as a director of the Company otherwise terminates by reason of such director’s death, disability, or retirement, such options shall terminate.
Other Arrangements
There are no other arrangements pursuant to which any of the Company’s independent directors were compensated for any service provided as a director during fiscal 2010.
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT OF THE
AUDIT COMMITTEE
Fees Billed by Independent Registered Public Accounting Firm for Fiscal 2010 and 2009
The following table presents fees for professional services rendered by Ernst & Young LLP (“E&Y”) for the audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting for fiscal 2010 and 2009 and fees billed for audit-related services, tax services and all other services rendered by E&Y for fiscal 2010 and 2009.

	Fiscal 2010	Fiscal 2009
	(in thousands)

Audit fees (a)	$1,130	$1,153
Audit-related fees	$—	$—
Tax fees (b)	$297	$153
All other fees (c)	$5	$7

TOTAL	$1,432	$1,313

(a)
For the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(b)	For tax advice and tax planning.

(c)	Includes fees related to works council reviews in Belgium.

Pre-approval of Audit and Non-Audit Services
Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm.
The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent registered public accounting firm and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the independent registered public accounting firm’s review of the financial statements or that are traditionally performed by the independent registered public accounting firm) and tax services (such as tax compliance, tax planning and tax advice) for the following year.
The fee amounts are generally approved and are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee throughout the year. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount.
If the Company wishes to engage the independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically approved services.
If the Company wishes to engage the independent registered public accounting firm for additional services that have not been generally pre-approved as described above, then such engagement is presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an immediate decision, then the Company may ask the Chair of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chair is then reported to the other Committee members at the next regularly scheduled Audit Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chair of the Audit Committee is required before the independent registered public accounting firm may commence any engagement.
In 2010 and 2009, there were no fees paid to E&Y under a “de minimis” exception to the rules that waives pre-approval for certain non-audit services.
The Audit Committee monitored the activities and performance of E&Y, including the audit scope, audit fees, auditor independence matters and the extent to which E&Y was retained to perform non-audit services. In its review of non-audit service fees, the Audit Committee considered, among other things, the possible effect of the performance of such services on E&Y’s independence. After discussion with management and E&Y, the Audit Committee determined the audit and non-audit services provided by E&Y to have been consistent with maintaining its independence.
Report of the Audit Committee
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on such financial statements. The Audit Committee monitors these processes through periodic meetings with management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Committees,” as currently in effect.
In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, and the Audit Committee has received from the independent accountants the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met periodically with the director of internal audit and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the year ended December 31, 2010, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.
Robert S. Hillas, Chair
Mark A. Adley
Stephen H. Mahle
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
The Company recognizes that certain relationships can present potential or actual conflicts of interest. Accordingly, as part of its business code of conduct, the Company has a written policy that requires directors, executive officers and employees to disclose any relationship, outside activity or financial interest that may present a possible conflict of interest or the appearance of a conflict.
In accordance with its charter, the Audit Committee reviews and has prior approval authority for transactions with related persons. In addition, the Company has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding Common Stock) to ensure that all such transactions are conducted at “arm’s length” and in the best interests of the Company and are identified, reported and approved in a timely manner. Details of the policy are as follows:
• Proposed related person transactions must be communicated to the Chief Financial Officer or Corporate Controller of the Company.
• For any transaction in excess of $1,000, a competitive bid must be obtained before the related person transaction is initiated.

• All related person transactions must be recommended for approval by the Chief Financial Officer to ensure only “arm’s length” related person transactions that are in the best interests of the Company are consummated.
• The Chief Financial Officer and Corporate Controller are responsible for communicating all related person transactions to the Audit Committee of the Board, which is responsible for approving all related person transactions, and for ensuring proper disclosure (per the Audit Committee charter).
Directors and executive officers also complete an annual written questionnaire which includes questions on their relationships, including those of their immediate family members, with outside firms. They are required to promptly update the Company as to any change in the information provided by them in the questionnaire.
No relationships have been reported to the Audit Committee by the executive officers or directors of the Company that require disclosure under applicable regulations.
OTHER MATTERS
The Board of Directors knows of no other matters to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810 or by calling us at (203) 794-1100.
The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2010, the proxy statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810 or by calling us at (203) 794-1100.

Advance Notice Procedures
Under our Bylaws, any stockholder of record of the Company may nominate candidates for election to the Board of Directors, or present other business at an annual meeting, if a written notice is delivered to the Secretary of the Company at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the annual meeting of stockholders in 2012, between February 25 and March 25, 2012. Such written notice must set forth:
•
As to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of the stockholder, and of any holder of record of the stockholder’s shares as they appear on the Company’s books, (ii) the class and number of shares of the Company which are owned by the stockholder (beneficially and of record) and owned by any holder of record of the stockholder’s shares, as of the date of the stockholder’s notice, and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder in such business or nomination, (iv) a description of any agreement, arrangement or understanding with respect to such business or nomination between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the stockholder is a holder of record or beneficial owner of shares of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vii) a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal;

•
As to any business other than nomination of a director or directors, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (which shall include, without limitation, copies of any resolutions proposed to be passed at the meeting and copies of any proposed amendments to the Certificate of Incorporation or Bylaws of the Company), the reasons for conducting such business at the meeting and any material interest in such business of the proponent and the beneficial owner, if any, on whose behalf the proposal is made; and

•
As to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by such person, (iv) a questionnaire, representation and agreement as required by paragraph 3.15 of Article III of the Company’s Bylaws completed and signed by such person, (v) such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2012 Annual Meeting
Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2012 may do so by following the procedures prescribed in SEC Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company no later than December 9, 2011. Proposals should be sent to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810. Stockholders must also comply with the advance notice procedures above.
Proxy Solicitation Costs
The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ATMI, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE
As a stockholder of ATMI, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet, by Telephone or by Mail must be received by 7:00 P.M. Eastern Time, May 24, 2011.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Call 1 (866) 894-0537
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

PROPOSAL NO. 1 — ELECTION OF DIRECTORS Class II Director Nominees for Terms Expiring in 2014	FOR all Nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left
1. Mark A. Adley 2. Eugene G. Banucci	☐	☐
Our Board of Directors recommends that you vote “FOR” the election of the two nominees named above for the terms of office ending in 2014.
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)
Please indicate if you plan to attend this meeting: ☐ YES     ☐ NO

Please mark your votes like this	☒
PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

☐ FOR	☐ AGAINST	☐ ABSTAIN
Our Board of Directors recommends that you vote “FOR” the advisory resolution approving the compensation of the Company’s named executive officers as described in the Proxy Statement.
PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN
Our Board of Directors recommends that you vote for the advisory shareholder vote to approve the compensation of the Company’s named executive officers to occur ANNUALLY (i.e., “1 YEAR”).
PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☐ FOR	☐ AGAINST	☐ ABSTAIN
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	, 2011.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation of partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held May 25, 2011
The Proxy Statement and our 2010 Annual Report to Stockholders are
available for review at http://www.cstproxy.com/atmi/2011
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
ATMI, Inc.
Annual Meeting of Stockholders
May 25, 2011 10:00 A.M.
This proxy is solicited by the Board of Directors
The undersigned stockholder of ATMI, INC. (the “Company”) hereby revokes all prior proxies and hereby appoints each of Douglas A. Neugold and Timothy C. Carlson, individually, as a proxy for the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Company’s annual meeting of stockholders to be held at ATMI, Inc., 6 Commerce Drive, Danbury, Connecticut 06810, on May 25, 2011, at 10:00 a.m., local time, and at any adjournment thereof, and the undersigned authorizes and instructs such proxies or their substitutes to vote as follows, and in their discretion upon any other matter that may properly come before the meeting or any postponement or adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
(Continued, and to be marked, dated and signed, on the other side)

Label Area 4” x 1 1/2”

ATMI, Inc.
7 Commerce Drive
Danbury, Connecticut 06810
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
to be held on
Wednesday, May 25, 2011

Dear Stockholder,
The 2011 Annual Meeting of Stockholders of ATMI, Inc., will be held at ATMI, Inc., 6 Commerce Drive, Danbury, Connecticut 06810, on May 25, 2011, at 10:00 AM (local time).
Proposals to be considered at the Annual Meeting:
(1)	To elect two Class II Directors to serve until the 2014 annual meeting of stockholders of the Company.

(2)	Advisory vote on the compensation of our named executive officers.

(3)	Advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers.

(4)	Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm.
Management recommends a vote “FOR” the election of the two nominees named in Item 1, “FOR” Items 2 and 4 and for “1 YEAR” for Item 3.

*Stockholders are cordially invited to attend the Annual Meeting and vote in person.
You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To
Follow The Prompts To Vote Your Shares.
Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Label Area 4” x 1 1/2”
THIS AREA LEFT BLANK
INTENTIONALLY
The Proxy Materials are available for review at:
http://www.cstproxy.com/atmi/2011
Vote Your Proxy on the Internet:
Go to www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

ATMI, Inc.
7 Commerce Drive
Danbury, Connecticut 06810
Important Notice Regarding the Availability Of Proxy Materials For the Shareholder Meeting to Be Held On Wednesday, May 25, 2011
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 4, 2011 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.
The following Proxy Materials are available to you to review at: http://www.cstproxy.com/atmi/2011
-	the Company’s Annual Report for the year ended December 31, 2010.

-	the Company’s 2011 Proxy Statement (including all attachments thereto).

-	the Proxy Card.

-	any amendments to the foregoing materials that are required to be furnished to stockholders.
You may also request directions to the meeting by calling the Company’s Investor Relations department at (203) 794-1100.
ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, 9-digit proxy number and 10-digit account number.
REQUESTING A PAPER COPY OF THE PROXY MATERIALS
By telephone please call 1-888-221-0690,
or
By logging on to http://www.cstproxy.com/atmi/2011
or
By email at: proxy@continentalstock.com
Please include the company name and your account number in the subject line.